Exhibit 99.1

Press Release

ON Semiconductor Announces Redemption of its Zero Coupon Convertible

Senior Subordinated Notes Due 2024

PHOENIX, Ariz. – March 12, 2012—ON Semiconductor Corporation (Nasdaq: ONNN) today announced that it is exercising its option to redeem all remaining outstanding Zero Coupon Convertible Senior Subordinated Notes due 2024, Series B (CUSIP No. 682189AE5) (the “Notes”) amounting to an aggregate principal amount of $96,235,000. The redemption date will be on April 16, 2012. ON Semiconductor expects to fund the payment of this redemption using available liquidity.

The redemption price is equal to $1,000 per $1,000 principal amount of the Notes. Payment of the redemption price will be made upon surrender of the Notes at the addresses provided by the trustee of the Notes in the notice of redemption. A copy of the notice of redemption may be obtained from Wells Fargo Bank, National Association, as trustee and conversion agent by calling 1-800-344-5128.

The holders of the Notes have the right to convert their Notes into shares of common stock of ON Semiconductor at a conversion rate of 101.8849 shares per $1,000 principal amount of Notes until the close of business on April 13, 2012. ON Semiconductor will satisfy its conversion obligation with respect to each $1,000 principal amount of Notes tendered for conversion by delivering cash equal to the sum of the daily conversion values, including cash for any net share amount. The observation period will include the 20 consecutive trading days beginning on and including the third trading day after the delivery of a conversion notice to the conversion agent. Holders who wish to convert their Notes must comply with the procedures in the Notes.

“We are pleased to announce the exercise of ON Semiconductor’s option to redeem approximately $96.2 million of the Zero Coupon Convertible Senior Subordinated Notes,” said Donald Colvin, ON Semiconductor executive vice president and CFO. “ON Semiconductor began 2012 with its highest cash, cash equivalents and short-term investments balance in its history at approximately $901.5 million. With this redemption, ON Semiconductor will reduce its leverage and will eliminate future potential share dilution associated with the Notes. We remain committed to improving the capital structure of the company and continue to examine opportunities to improve shareholder value.”

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor Announces Redemption of its Zero Coupon Convertible Senior Subordinated Notes Due 2024

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on information available to us as of the date of this release, our current expectations, forecasts and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance, poor economic conditions and markets (including current credit and financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitors’ actions including the adverse impact of competitive product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings from restructurings and synergies, significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating, and timely filing financial information with the Securities and Exchange Commission for, recently acquired businesses, such as SANYO Semiconductor, and difficulties encountered in accurately predicting the future financial performance of recently acquired businesses, such as SANYO Semiconductor), risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time, risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters such as the flooding in Thailand or the Japan earthquake and tsunami affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K for the period ended December 31, 2011, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Contacts

Anne Spitza Corporate Communications ON Semiconductor (602) 244-6398 anne.spitza@onsemi.com	Ken Rizvi Vice President and Treasurer ON Semiconductor (602) 244-3437 ken.rizvi@onsemi.com